Exhibit 1

NATIONAL BANK OF GREECE, S.A.

(a société anonyme organized under the laws of the Hellenic Republic)

EURO-DENOMINATED SERIES A NON-CUMULATIVE NON-VOTING PREFERENCE SHARES

(LIQUIDATION PREFERENCE US$25 PER PREFERENCE SHARE)

PURCHASE AGREEMENT

Dated May [30], 2008

National Bank of Greece, S.A.

(a société anonyme organized under the laws of the Hellenic Republic)

Euro-Denominated Series A Non-Cumulative Non-Voting Preference Shares
(Liquidation Preference U.S.$25 Per Preference Share)

PURCHASE AGREEMENT

May [30], 2008

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. INCORPORATED

UBS SECURITIES LLC

as Representatives of the several Underwriters

c/o  Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

4 World Financial Center

New York, New York  10080

NBG International Limited
Old Change House
128 Queen Victoria Street
London EC4V 4BJ
United Kingdom

Ladies and Gentlemen:

National Bank of Greece S.A., a société anonyme organized under the laws of the Hellenic Republic (“NBG”), confirms its agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Citigroup Global Markets Limited (“Citi”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue and sale by NBG and the subscription and purchase by the Underwriters, acting severally and not jointly, of the number of Euro-denominated Series A non-cumulative non-voting preference shares, liquidation preference U.S.$25 per preference share, of NBG (the “Preference Shares”), set forth in Schedule A hereto and (ii) the grant by NBG to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Preference Shares to cover overallotments, if any.  The aforementioned Preference Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the Preference Shares subject to the option described in Section 2(b) hereof (the “Option Securities”), together with the American Depositary Shares representing such Preference Shares are hereinafter called, collectively, the “Securities.” It is understood that NBG

International (“NBGI”) shall be appointed as a member of the selling group for the Offering only with respect to sales that may be made outside of the United States, but shall not subscribe for any Securities.

Prior to the Closing Time (as defined in Section 2(c) hereof), NBG will enter into a deposit agreement, dated June [!], 2008 (the “Deposit Agreement”), among NBG, The Bank of New York, as depositary (the “Depositary”) and the owners and beneficial owners of American Depositary Receipts (“ADRs”) issued thereunder representing American Depositary Shares, with [three] American Depositary Shares representing one Preference Share.  The Underwriters may elect to take delivery of some or all of the Initial Securities or Option Securities to be purchased hereunder in the form of American Depositary Shares (collectively, the “ADSs” and respectively the “Initial ADSs” the “Option ADSs”).  Written notice of an election to take delivery of Preference Shares in the form of ADSs, specifying the number of Preference Shares to be delivered in the form of ADSs, shall be delivered to NBG by the Representatives not later than [two] business days prior to the Closing Time at which such Preference Shares would otherwise be delivered.  The Preference Shares in respect of ADSs to be purchased by the Underwriters pursuant to such election are to be deposited by NBG with the Depositary pursuant to the Depositary Agreement prior to such Closing Time against issuance of ADRs representing such ADSs.

The Preference Shares will be issued in registered form, in the name of the Depositary and will be represented by a (Greek law form) global certificate that will be delivered to a custodian on behalf of the Depositary, which in turn will issue the ADSs in book entry form to Cede & Co., as nominee of the Depositary Trust Company (“DTC”), pursuant to a letter to be dated as of the Closing Time (as defined in Section 2(c) hereof) from NBG to DTC (the “DTC Letter”).

NBG understands that the Underwriters propose to make a public offering of the Securities in the United States and an offering to certain qualified investors outside of the United States (the “Offering”) as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

NBG has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-•), including the related preliminary prospectus supplement, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, NBG will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A is referred to as “Rule 430A Information.”  Each prospectus (including the preliminary prospectus supplement) used in connection with the offering of the Securities that omitted Rule 430A Information is herein called a “preliminary prospectus.”  In addition, a registration statement on Form F-6 (No. 333-!) and a related prospectus for the registration of the ADSs under the 1933 Act (the “ADS Registration Statement”) has been prepared and filed with the Commission.

The registration statement filed on Form F-3, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.”  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by NBG.  NBG represents and warrants to each Underwriter and NBGI as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of NBG, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the Final Term Sheet (as defined below) set forth in Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means •:00 [a/p]m (Eastern time) on May [•], 2008 or such other time as agreed by NBG and Merrill Lynch.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by NBG, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of NBG pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that NBG notified or notifies Merrill Lynch, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to NBG by any Underwriter through Merrill Lynch and by NBGI expressly for use therein.

The ADS Registration Statement has been filed with the Commission and has been declared effective; the ADS Registration Statement, including the amendments and exhibits thereto, at the time of effectiveness, did or will comply, and each amendment thereof and supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and the ADS Registration Statement did not and will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the preliminary prospectus supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this Offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that NBG or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, NBG was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)           Incorporation of Documents by Reference.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)          Independent Accountants.  Deloitte Hadjipavlou Sofianos & Kambanis S.A., the accountants who have audited certain financial statements and supporting schedules of NBG and its consolidated subsidiaries incorporated by reference in the Registration Statement and delivered their report with respect thereto, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and within the meaning of applicable published rules and regulations of the Hellenic Republic and International Standards of Auditing.

(iv)          Financial Statements.  The annual audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of NBG and its consolidated subsidiaries at the dates indicated and the statements of income and comprehensive income, statements of changes in shareholders’ equity and statements of cash flows of NBG and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein.  The selected financial data and the annual summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the annual audited financial statements incorporated in the Registration Statement.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(v)           Interim Financial Information.  The unaudited interim financial information included in the section entitled “Recent Developments” in the Registration Statement, the General

Disclosure Package and the Prospectus have been extracted accurately from NBG’s unaudited interim financial statements, which have been prepared in conformity with U.S. GAAP, applied on a basis consistent with NBG’s published audited financial statements.

(vi)          Financial Statements of Significant Subsidiaries and Investees.  NBG is not required to include in or incorporate by reference in the Prospectus any financial statements of any subsidiary.

(vii)         No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the general affairs, management, condition, financial or otherwise, results of operations, shareholders’ equity, short or long term debt, net current assets, net assets or in the earnings, business affairs or business prospects of NBG and its subsidiaries considered as one enterprise, which would make it impracticable or inadvisable to proceed with the offering of the Securities, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by NBG or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to NBG and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by NBG on any class of its share capital.

(viii)        Organization of NBG.  NBG has been duly organized and is validly existing as a company limited by shares (société anonyme) in good standing under the laws of the Hellenic Republic and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; NBG is not in liquidation and, except for such failures to be duly qualified or in good standing that could not reasonably be expected to have a Material Adverse Effect, NBG is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(ix)           Organization of Significant Subsidiaries.  Each “significant subsidiary” of NBG set forth in Schedule D hereto (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in the form indicated in Schedule D in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by NBG directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.  Except as set forth on Schedule D, there are no subsidiaries of NBG that would qualify as “significant subsidiaries” under Rule 1-02(w) of the Commission’s Regulation S-X, substituting 5% for 10%, other than the Significant Subsidiaries.

(x)            Capitalization.  The authorized, issued and outstanding share capital of NBG is as set forth in the Prospectus in the column entitled “Actual” under the caption “Consolidated Capitalization of the Company” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the distribution of dividends in the form of common shares or options referred to in the Prospectus).  The shares of issued and outstanding capital stock of NBG have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of NBG’s share capital were issued in violation of the preemptive or other similar rights of any shareholder of NBG.

(xi)           Authorization of Agreement by NBG.  This Agreement has been duly authorized, executed and delivered, and the transactions contemplated hereby have been authorized, by NBG.

(xii)          Authorization and Description of Preference Shares.  The Preference Shares to be purchased by the Underwriters from NBG, when issued and delivered by NBG pursuant to this Agreement and the Deposit Agreement, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Deposit Agreement and, when issued and delivered by NBG pursuant to this Agreement and the Deposit Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Preference Shares conform in all material respects to the description thereof contained in the Prospectus, and will be substantially in the form filed as an Exhibit to the Registration Statement; no holder of the Preference Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Preference Shares is not subject to the preemptive or other similar rights of any securityholder of NBG; except as disclosed in the Prospectus and as indicated in the Deposit Agreement, there are no restrictions on the voting or transfer of the Preference Shares; and the global certificate for the Preference Shares will, when issued at the Closing Time, be in the proper form to be legal and valid under Hellenic law.

(xiii)         American Depositary Shares.  Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Preference Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; the ADSs conform in all material respects to all statements relating thereto contained in the Prospectus and the ADS Registration Statement and such descriptions conform to the rights set forth in the instruments defining the same; no holder of Preference Shares in the form of ADSs will be subject to personal liability by reason of being such a holder under United States Federal, New York State or Hellenic law.

(xiv)        Authorization of Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by NBG and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of NBG, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and to general principles of equity.

(xv)         Description of Taxation.  The statements set forth in the Prospectus under the caption “Certain U.S. Federal and Greek Tax Consequences,” insofar as they purport to describe the provision of the laws, regulations and documents referred to therein, or legal conclusions with respects thereto, fairly summarize such provisions or conclusions in all material respects; other than as described in the Prospectus (A) all dividends and other distributions declared and payable on the Securities may be paid by NBG to the registered holder thereof in U.S.$ and all payments in respect of the securities may be paid by NBG in U.S.$ and freely transferred out of the Hellenic Republic; and (B) all such dividends, other distributions and payments made to holders of the Securities who are non-residents in the Hellenic Republic and do not maintain a permanent establishment in the Hellenic Republic for tax purposes and all proceeds from the sales of Securities by such persons will not be subject to income, withholding or other taxes under the laws and regulations of the Hellenic Republic and are otherwise free and clear of any other tax, duty withholding or deduction in the Hellenic Republic, without the necessity of obtaining any consent, approval, authorization or order of any court or governmental agency or body of or the Hellenic Republic.

(xvi)        Transfer Taxes.  No stamp, issue, registration, documentary or transfer tax or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no income or withholding tax or other tax is payable by or on behalf of the Underwriters to any United States or Greek taxing or other United States or Greek governmental authority in connection with (a) the creation, issuance, sale or delivery by NBG of the Securities to the Underwriters in the manner contemplated by this Agreement, (b) the sale by the Underwriters of the Securities in the manner contemplated by this Agreement and the Prospectus, or (c) the execution, delivery or performance of this Agreement or the Deposit Agreement. For the avoidance of doubt, (i) a capital concentration tax at the rate of 1.0% of the aggregate nominal value of the Preference Shares and (ii) a charge in favour of the Hellenic Competition Commission at the rate of 0.1% of the aggregate nominal value of the Preference Shares shall be payable by NBG in connection with the issuance of the Preference Shares.

(xvii)       Absence of Defaults and Conflicts.  Neither NBG nor any of its Significant Subsidiaries is in violation of its articles of association, charter or by-laws or similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which NBG or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of NBG or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not be expected, individually or in the aggregate, to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by NBG with its obligations hereunder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of NBG or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not be expected, individually or in the aggregate, to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of association, charter or by-laws or similar organization documents of NBG or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over NBG or any Significant Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by NBG or any Significant Subsidiary.

(xviii)      Absence of Labor Dispute.  No labor dispute with the employees of NBG or any subsidiary exists or, to the knowledge of NBG, is imminent, and NBG is not aware of any existing or imminent labor disturbance by the employees of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xix)         Absence of Proceedings.  Except as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, United States, Greek or foreign, now pending, or, to the knowledge of NBG, threatened, against or affecting NBG or any subsidiary of NBG, which, individually or in the aggregate, is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Deposit Agreement or the performance by NBG of its obligations under this Agreement or the Deposit Agreement; and the aggregate of all pending legal or governmental proceedings to which NBG or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xx)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxi)         Possession of Intellectual Property.  NBG and its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, sufficient trademarks, trade names, patent rights, domain names, licenses, approvals, inventions, copyrights, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property”) necessary or material to the conduct of the business now operated by them, and neither NBG nor any of its Significant Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of NBG or any of its Significant Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxii)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, permit, qualification or decree of, any court or governmental authority or agency, United States, Greek or foreign, is necessary or required for the performance by NBG of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except (i) such as have been already obtained and (ii) such as may be required under the 1933 Act or the 1933 Act Regulations or securities laws of any state of the United States or under the laws and regulations of any jurisdiction outside the Hellenic Republic and the United States.

(xxiii)       Absence of Manipulation.  Neither of NBG nor any affiliate of NBG has taken, nor will NBG or any such affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of NBG or any of its subsidiaries to facilitate the sale or resale of the Securities.

(xxiv)       Possession of Licenses and Permits.  NBG and its Significant Subsidiaries possess such permits, licenses, approvals, certificates, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; NBG and its Significant Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither NBG nor any of its Significant Subsidiaries has received any notice of any actual or potential proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv)        Title to Property.  NBG and its Significant Subsidiaries have good and marketable title to all real property owned by NBG and its Significant Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) except where such failure would not individually or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of NBG and its subsidiaries, considered as one enterprise, and under which NBG or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither NBG nor any Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of NBG or any Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of NBG or such Significant Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)       Investment Company Act.  NBG is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvii)      Working Capital.  NBG is of the opinion that NBG and its subsidiaries will have working capital sufficient for its present requirements, i.e. at least for the next 12 months following the date of this Agreement.

(xxviii)     Information Technology.  NBG’s and its Significant Subsidiaries’ Internal Information Technology Systems (“IT Systems”) are owned by or properly licensed by third parties to NBG or its Significant Subsidiaries.  NBG and its Significant Subsidiaries are not in default under any third-party license and there are no grounds on which these licenses may be terminated except insofar as would not be expected, individually or in the aggregate, to have a Material Adverse Effect.  There are no disputes or material service delivery issues under such licenses that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The IT Systems are adequate for the needs of the business of NBG and its Significant Subsidiaries. The IT Systems have not failed and the data that they process has not been corrupted, save for any failures or corruptions which, taken together, have not had and could not reasonably be expected to have a Material Adverse Effect. NBG has, in accordance with such local industry practice as is reasonable in the business of NBG or its Significant Subsidiaries, taken precautions to preserve the availability, security and integrity of the IT Systems and the data and information stored on the IT Systems.

(xxix)       Adequate Reserving Procedures.  NBG has implemented and uses procedures, including without limitation the use of third-party advisers, in a manner which it reasonably believes is prudent in each jurisdiction within which it or any of its subsidiaries operates to monitor, review, calculate, assess and estimate the sufficiency of its and its subsidiaries’ reserves in light of all circumstances.  NBG calculates, reviews, assesses and estimates the regulatory capital requirements of NBG and other regulated subsidiaries in accordance with all current applicable statutory requirements and its methodology in relation to its risk-based capital position and requirement is, in light of all circumstances, fair and in accordance with principles and assumptions that it reasonably believes are prudent.

(xxx)        Related Parties.  There are no material agreements, arrangements or understandings (whether legally binding or not) between NBG or any of its subsidiaries and any person who by virtue of such person’s beneficial ownership of any interest has significant influence over NBG or any of its subsidiaries or associated undertakings, or any close family member or any “affiliate” (as defined in Rule 405 of the 1933 Act) of any such person relating to the management of the business of NBG and/or any of its subsidiaries or the appointment or removal of any director of any member of NBG or any of its subsidiaries or the ownership and transfer of ownership of any of their respective assets or which concerns the provisions of any finance, goods, services or facilities to or by NBG and/or any of its subsidiaries.

(xxxi)       Accounting Controls.  NBG maintains established procedures which provide a reasonable basis for it to make proper judgments as to the consolidated financial position and prospects of NBG and its subsidiaries and to understand the nature of the responsibilities and obligations of its directors under the relevant rules and regulations established by Greek regulatory and supervisory bodies and other applicable rules and regulations and accordingly, NBG and its subsidiaries maintain an effective system of internal accounting controls sufficient to provide NBG with reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals as determined by a designated financial officer of NBG, and appropriate action is taken with respect to any differences and (E) all material information relating to NBG and its subsidiaries is made known to the officer of NBG responsible for financial and accounting matters.  To NBG’s knowledge, except as described in the Prospectus, since the end of NBG’s most recent audited fiscal year, there has been (1) no material weakness in NBG’s internal control over financial reporting (whether or not remediated) and (2) no change in NBG’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, NBG’s internal control over financial reporting;

(xxxii)      Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part NBG or any of NBG’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)     Disclosure Controls and Procedures. NBG has established and maintains disclosure controls and procedures designed to ensure that material information relating to NBG and its subsidiaries is made known to the chief executive officer and chief financial officer of NBG by others within NBG or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(xxxiv)     Audit Committee.  NBG’s auditors and the Audit Committee of the Board of Directors of NBG have not been advised of: (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect NBG’s ability to record, process, summarize and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in NBG’s internal controls; a member of the Audit Committee of the Board of Directors of NBG has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the Prospectus, the Audit Committee is not reviewing or investigating, and neither NBG’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, or changing NBG’s disclosure with respect to, any of NBG’s material accounting policies; or (B) any matter which could result in a restatement of NBG’s financial statements for any annual or interim period during the current or prior three fiscal years.

(xxxv)      Payment of Taxes.  All Greek income tax returns of NBG and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Greek income tax returns of NBG through the fiscal year ended December 31, 2007 have been settled and no assessment in connection therewith has been made against NBG. NBG and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable national, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by NBG and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of NBG in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxvi)     Insurance.  NBG and each of its Significant Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks that, in its reasonable opinion, are adequate, normal, prudent and customary for banks in Greece and, to the knowledge of NBG, all such insurance is in full force and effect.  NBG has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither NBG nor any of its subsidiaries has not done or omitted to do anything which might make any of such policies void or voidable.

(xxxvii)          Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that NBG believes to be reliable and accurate.

(xxxviii)         Foreign Corrupt Practices Act.  Neither NBG nor, to the knowledge of NBG, any director, officer, agent, employee, affiliate or other person acting on behalf of NBG or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other national or local law regulating payments to government officials or employees, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or such other laws and, to the knowledge of NBG, its affiliates have conducted their businesses in compliance with the FCPA and such other laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxix)           Money Laundering Laws.  The operations of NBG and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving NBG or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of NBG, threatened.

(xl)                OFAC.  Neither NBG, nor any of its subsidiaries nor any of their respective directors, officers, employees or affiliates or person acting on behalf of NBG is a person with whom transactions are currently prohibited under any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent European Union measure; NBG agrees that it will not directly or indirectly use the proceeds of the offering of Securities, or lend, contribute or otherwise make available such proceeds to any person or entity, or any subsidiary, joint venture partner or sub-division of such other person or entity, for the purpose of financing the activities of any person with whom transactions are currently prohibited under any U.S. sanctions administered by OFAC or any equivalent European Union measure.

(xli)               Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and NBG is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xlii)              Ratings.  The Securities have been provided credit ratings of A2 by Moody’s Investor Service, Inc. (“Moody’s”), BBB- by Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. (“S&P”) and BBB+ by Fitch, Inc. (“Fitch”).

(xliii)        Passive Foreign Investment Company. NBG is not, was not for the taxable year ended December 31, 2007 and does not intend or expect to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(xliv)       Validity under the Laws of Greece. It is not necessary under the laws of Greece or any political subdivision thereof or authority or agency therein that, in order to enable either (i) a subsequent purchaser of Securities or an owner of any interest therein to enforce its rights under the Securities or (ii) an Underwriter to enforce its rights under this Agreement or the Deposit Agreement, it should, as a result solely of its holding of Securities, be licensed, qualified, or otherwise entitled to carry on business in the United States, Greece or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of Greece and any political subdivision thereof or authority or agency therein for the enforcement thereof against NBG; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreement or the Securities in Greece or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Greece or any political subdivision thereof, and, in the case of Greece, as will be set out in the Prospectus and in the legal opinions of Greek counsel for NBG and Greek Counsel for the Underwriters referred to in Sections 5(b) and 5(c) hereof.

(xlv)        Commissions. Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between NBG and any person in connection with the offering of the Securities that would give rise to a valid claim against NBG, or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(xlvi)       Foreign Issuer. NBG is a “foreign private issuer” (as such term is defined in the 1933 Act Regulations).

(xlvii)      No Downgrade.  Neither NBG’s debt nor its preferred securities have been downgraded and no downgrade has been announced by any ratings agency and no such organization has publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of NBG’s debt or preferred securities.

(b)   Officer’s Certificates.  Any certificate signed by any officer of NBG or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by NBG to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, NBG agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from NBG, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.  NBGI undertakes to use its reasonable best efforts to procure purchases of the Securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, NBG hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Securities, as set forth in Schedule A, at the price per share set forth in Schedule B.  The option hereby granted will expire at the Closing Time and may be exercised in whole only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to NBG setting forth the number of Option Securities as to which the several Underwriters are then exercising the option.  If the option is exercised each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  [Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, London E14 5DS, United Kingdom, or at such other place as shall be agreed upon by the Representatives and NBG, at 9:00 A.M. (New York time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and NBG (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and NBG, on the Closing Time.

Payment shall be made to NBG by wire transfer of immediately available funds to a bank account designated by NBG against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.]

(d)           Issuance Taxes.  NBG will bear and pay any Transfer Taxes, including any interest and penalties, on the creation, issuance and sale of the Securities and their initial resale to subsequent purchasers in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and any value-added tax payable in connection with the expense reimbursement payable by NBG pursuant to this Agreement.

(e)           Denominations; Registration.  Global certificates for the Initial Securities and the Option Securities, if any, shall be delivered to a custodian on behalf of the Depositary, and the ADSs representing such Securities shall be issued in the name of Cede & Co., as nominee of DTC, [at least one full business day before the Closing Time.]  The global certificates for the Initial Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time, as the case may be.

SECTION 3.           Covenants of NBG.  NBG covenants with each Underwriter and NBGI as follows:

(a)           Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  NBG, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (v) if NBG becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities and (vi) of the initiation or threatening of any proceeding for any such purpose.  NBG will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  NBG will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  NBG shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)           Filing of Amendments and Exchange Act Documents; Preparation of Final Term Sheet.  NBG will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement  (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  NBG has given the Representatives notice of any filings or submissions made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; NBG will give the Representatives notice of its intention to make any such filing or submission from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. NBG will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, substantially in the form set forth in Schedule B hereto, in form and substance satisfactory to the Representatives, as soon as practicable after execution of this Agreement and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that NBG shall furnish the Representatives with copies of the Final Term Sheet at least 24 hours prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(c)           Delivery of Registration Statements.  NBG has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  NBG has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and NBG hereby consents to the use of such copies for purposes permitted by the 1933 Act.  NBG will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws; Announcements.  (i) NBG will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for NBG, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, NBG will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement  as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and NBG will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, NBG will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; and (ii) for so long as a prospectus is required to be delivered in connection with the Securities, NBG will not, and will cause its subsidiaries and all other parties acting on its behalf not to, issue any public announcement or participate in any press of other financial conference which could have a material adverse effect on the distribution of the Securities, without obtaining the prior written approval of the Representatives.

(f)            Blue Sky Qualifications.  NBG will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that NBG shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  NBG will also supply the Underwriters with such information as in necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g)           Rule 158.  NBG will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  NBG will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)            Listing and Depositary.  NBG will apply for listing of the Securities on the New York Stock Exchange (the “New York Stock Exchange”) as soon as practicable following the Closing Time and will use its best efforts to ensure that trading of the ADSs shall begin within 30 days from the Closing Time. NBG will use its best efforts to effect and, so long as any of the Securities remains outstanding, use their commercially reasonable efforts to maintain, the listing of the Securities on the New York Stock Exchange for trading in the form of the ADRs issued by the Depositary or a replacement depositary of internationally recognized standing.

(j)            Restriction on Sale of Securities.  Between the date of this Agreement and the Closing Time, NBG will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Securities or any other preferred security of NBG or any of its subsidiaries or any securities convertible into or exercisable or exchangeable for Securities or any such other security or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities or any such other security, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise.

(k)           Reporting Requirements.  NBG, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)            Issuer Free Writing Prospectuses.  NBG represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of NBG and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by NBG and Merrill Lynch is hereinafter referred to as a “Permitted Free Writing Prospectus.”  NBG represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any

Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m)          Ratings. NBG shall take all reasonable action necessary to enable Moody’s, S&P and Fitch to provide credit ratings of the Securities.

(n)           DTC.  NBG will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC or its participants Clearstream Banking société anonyme, Luxembourg and Euroclear Bank SA/ NV.

(o)           No Stabilization.  Neither NBG nor any of its respective Affiliates, or any person acting on any of their behalf (other than the Underwriters and their respective Affiliates, as to whom NBG makes no representation) will take, directly and indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of NBG or any of its subsidiaries to facilitate the sale or resale of the Securities.

(p)           Notification of changes affecting representations, warranties and indemnities.  NBG will notify the Underwriters promptly of any change affecting any of its representations, warranties, agreements, covenants and indemnities herein at any time prior to payment being made to NBG on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy and/or publicize the same.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  NBG will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of NBG’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Depositary and any transfer agent or registrar for the Securities, (ix) the costs and expenses of NBG relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of NBG and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and [(x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the proposed review by the Financial Industry Regulatory Authority (“FINRA”)] of the terms of the sale of the Securities (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock

Exchange and (xii) all costs and expenses of the Underwriters reasonably incurred and duly documented, excluding the fees and disbursements of counsel to the Underwriters, which will be capped to a maximum of $[!], payable in U.S.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, NBG shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred and duly documented, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of NBG contained in Section 1 hereof or in certificates of any officer of NBG or any subsidiary of NBG delivered pursuant to the provisions hereof, to the performance by NBG of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus: Payment of Filing Fee.  The Registration Statement, including any Rule 462(b) Registration Statement, and the ADS Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).  NBG shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)           Opinion of Counsel for NBG.  At Closing Time, the Representatives shall have received the favorable opinions, disclosure letters and/or reliance letters, as the case may be, dated as of Closing Time, of (i) Allen & Overy LLP, U.S. counsel for NBG, (ii) T. J. Koutalides, Greek counsel for NBG, (iii) Reneta Petkova, Bulgarian counsel for NBG; (iv) CMS Cameron McKenna, as an affiliate of Reneta Petkova, and (v) the General Counsel of NBG in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A, B, C, D, E and F hereto and to such further effect as counsel to the Underwriters may reasonably request,

(c)           Opinion of Counsel for the Underwriters.  At Closing Time, the Representatives shall have received the favorable opinions and disclosure letters, as the case may be, dated as of Closing Time, of (i) Skadden, Arps, Slate, Meagher & Flom (UK) LLP, U.S. counsel for the Underwriters; (ii) Kyriakides, Georgopoulos & Daniolos Issaias, Greek counsel for the Underwriters, and (iii) Taboglu & Demirhan, Turkish counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)           Opinion of Counsel for the Depositary.  At Closing Time, the Representatives shall have received the favorable opinion dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary to the effect set forth in Exhibits G hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of NBG and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of NBG’s CFO, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) NBG has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission and (v) the resolutions of the Board of Directors of NBG as described in (h), below, have been duly and validly adopted by the Board of Directors of NBG and remain in effect in such form.

(f)            Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Hadjipavlou Sofianos & Kambanis S.A. a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)           Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Deloitte Hadjipavlou Sofianos & Kambanis S.A. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)           Approval of Board Resolutions. At Closing Time, the Board of Directors of NBG shall have approved and filed with the Ministry of Development of the Hellenic Republic resolutions in connection with the issuance, sale and delivery of the Preference Shares relating to (i) the issuance of the Preference Shares against payment by the Underwriters of the subscription and (ii) the issuance of the global certificate representing the Preference Shares.

(i)          Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in the rating of any of NBG’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)          Confirmation of Rating. Confirmation that the Securities have been rated A2 by Moody’s Investor Services Limited, BBB- by S&P. and BBB+ by Fitch.

(k)           Deposit Agreement.  The execution and delivery of the Deposit Agreement shall have occurred prior to or at the Closing Time, the Deposit Agreement shall be in full force and effect at the Closing Time, and the closings contemplated in the Deposit Agreement shall have occurred prior to or simultaneously with the issuance of the Preference Shares.

(l)            Additional Documents.  At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by NBG in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to NBG at any time at or prior to Closing Time and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6.           European Economic Area Selling Restrictions

(a)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) each Underwriter represents and warrants that it has not made and will not make an offer to the public of any Securities in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented by the Relevant Member State:

(i)                                   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)                                to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii)                             to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(iv)                            in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall result in a requirement for the publication by the Bank or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

(b)           For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SECTION 7.           Indemnification.

(a)           Indemnification of Underwriters.  NBG agrees to indemnify and hold harmless each Underwriter and NBGI, its directors, its officers, its affiliates, as such term is defined in Rule 501(b)

under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act  as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of NBG;

(iii)          against any and all duly documented expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to NBG by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of NBG, Directors and Officers.  Each Underwriter and NBGI severally agrees to indemnify and hold harmless each of NBG, its directors, its officers who signed the Registration Statement, its authorized representative in the United States and each person, if any, who controls NBG within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to NBG by such Underwriter and NBGI through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Promptly after receipt by an indemnified party of written notice of any claim, action or proceeding as to which such indemnified party may seek indemnification hereunder, such indemnified party shall notify NBG in writing of such claim, action or proceeding; provided, however, that the failure so to notify NBG shall not relieve NBG from any liability that it may have to such indemnified party except to the extent NBG is materially prejudiced by such failure and shall not relieve NBG from any other liability that it may have to such indemnified party.  In the event of any such claim, action or proceeding, and such indemnified party shall notify NBG of the commencement thereof, NBG shall assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and shall pay the fees and expenses of such counsel; provided, however, (i) if NBG fails to assume such defense in a timely manner, (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and NBG or (iii) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to NBG or another indemnified party, then such indemnified party shall be entitled to retain its own counsel at the expense of NBG.  In respect of any claim, action or proceeding the defense of which shall have been assumed by NBG, in accordance with the foregoing, each indemnified party shall have the right to participate in such litigation and to retain its own counsel at its own expense.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8  hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.           Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by NBG on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NBG on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by NBG on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by NBG and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of NBG on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by NBG or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

NBG and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director and officer of NBG who signed the Registration Statement, and each person, if any, who controls NBG within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as NBG.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of NBG or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling NBG and (ii) delivery of and payment for the Securities.

SECTION 10.         Termination of Agreement.

(a)           Termination; General.  the Representatives may terminate this Agreement, by notice to NBG, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of NBG and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of NBG has been suspended or materially limited by the Commission, the Greek Capital Markets Commission, the Athens Exchange or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by any relevant authorities in Greece, New York or the United States.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 16, 17, and 18 shall survive such termination and remain in full force and effect.

SECTION 11.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or the obligation of the Underwriters to purchase and of NBG to sell the Option Securities to be purchased and sold shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or which does not result in a termination of the obligation of the Underwriters to purchase and to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) NBG shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.         Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, NBG (and each employee, representative or other agent of NBG) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to NBG relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed United States federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Transaction Management Group and notices to NBG shall be directed to it at 82-86 Eolou Str, 102 32, Athens Greece, attention of Anthimos Thomopoulos, facsimile: + 30 210 334 3920, with a copy (which shall not serve as notice) to facsimile: + 30 210 334 5777, Attention: Ioannis Kyriakopoulos.

SECTION 14.         No Advisory or Fiduciary Relationship.  NBG acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between NBG, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of NBG, or any of its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of NBG with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising NBG on other matters) and no Underwriter has any obligation to NBG with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of NBG, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and NBG has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, NBG and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NBG and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, NBG and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.         Consent to Jurisdiction; Appointment of Agent to Accept Service of Process; Waiver of Immunity.

(a)           Consent to Jurisdiction.  NBG irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the federal courts of the United States located in the Borough of Manhattan in the City of New York and hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person.  NBG hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in any court of the State of New York or any federal court of the United States located in the Borough of Manhattan in the City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Appointment of Agent for Service of Process.  NBG hereby irrevocably designates, appoints, and empowers Corporation Services Company (the “Process Agent”), with offices at 1133 Avenue of Americas, Suite 3100, New York, New York 10036, as its designee, appointee and agent to receive, accept and acknowledge for and on their behalf, and their respective properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any court of the State of New York or any federal court of the United States located in the Borough of Manhattan in the City of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with the legal procedures prescribed for such courts.  If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, NBG agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 16 (b) reasonably satisfactory to the Underwriters.  NBG further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against each of them by serving a copy thereof upon the relevant agent for service of process referred to in this Section 15 (b) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy to them as provided in Section 13.  NBG agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities, the Representatives and the other persons referred to the Sections 7 and 8 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over NBG or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(c)           Waiver of Immunities.  To the extent that NBG or any of its properties, assets or revenues may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its properties or its revenues or assets any immunity from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, set-off, execution of a judgment or any other legal process with respect to their respective obligations under this Agreement, and to the extent that in any such jurisdiction there may be attributed to NBG such an immunity (whether or not claimed), NBG hereby irrevocably and unconditionally agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by applicable law.  This agreement and waiver are intended to be effective upon the execution of this Agreement without any further act by NBG before any such court and introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence of such waiver.

SECTION 17.         Foreign Taxes.

(a)           All payments by NBG to each of the Underwriters hereunder shall be made free and clear of, and  without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Hellenic Republic or any other jurisdiction from which payment is made, or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York, or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”).  If, notwithstanding the above, NBG is required by operation of law or otherwise to deduct or withhold Foreign Taxes from payments to the Underwriters, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

(b)           NBG shall not be obliged to gross-up any payment to any Underwriter in the event that such Underwriter has failed to provide NBG with all documents that NBG may reasonably require to enable it to make any such payment free from such taxes.

SECTION 18.         Judgment Currency.

In respect of any claim made in U.S. Dollars for any amount due hereunder, NBG agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given, made, expressed or paid in a currency (the “Judgment Currency”) other than U.S. Dollars, notwithstanding the request of such Underwriter that such payment be made in U.S. Dollars in accordance with this agreement, resulting from any variation as between (i) the rate of exchange at which the U.S. Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. Dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by such Underwriter.  The foregoing indemnity shall constitute a separate and independent obligation of NBG and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 19.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to NBG a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, NBGI and NBG in accordance with its terms.

Very truly yours,

NATIONAL BANK OF GREECE S.A.

By
Name:
Title:

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

UBS SECURITIES LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

NBG INTERNATIONAL LIMITED

By
Authorized Signatory

By
Authorized Signatory

SCHEDULE A

Name of Underwriter	Number of Initial Securities	Number of Option Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated (Sole Bookrunner and Structuring Adviser)
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Credit Suisse Securities (USA) LLC
HSBC Bank (USA) Inc.

TOTAL

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SCHEDULE B

FINAL TERM SHEET

1.                                       The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[!].

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $[!], being equal to the initial public offering price set forth above less $[!] per share.

3.                                       NBGI will receive $[•].

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SCHEDULE C

ISSUER GENERAL USE FREE WRITING PROSPECTUS

National Bank of Greece S.A.

Non-cumulative Preference Shares, Series A

Issuer:	National Bank of Greece, S.A.
Securities:	Non-cumulative, non-voting, callable preference shares, series A, represented by Series A ADSs
Size:	[•] Series A preference shares ($[•],000,000)
Overallotment Option:	[•][to be decided]
Expected Ratings:	A2/BBB-/BBB+ (Moody’s/S&P/Fitch)(1)
Maturity Date:	Perpetual
Dividends:

Dividends on the Series A preference shares will be payable quarterly on March [•], June [•], September [•] and December [•] of each year, provided that the first dividend payment date shall be on December [•], 2008 and payable in the amount of $[•]. Thereafter, the annual dividend on each Series A preference share will be an amount equal to $[•] and will be payable in the amount of $[•] quarterly.

Type of Distributions:	Non-cumulative
1st Coupon:	December [•], 2008
Distribution Frequency:	Quarterly on the [•] of March, June, September and December, except for the first long dividend period.
Optional Redemption and Repurchase:

The issuer may redeem the Series A preference shares (I) on June [•], 2013, or any anniversary thereof, at a redemption price per Series A preference share equal to $25 plus one quarter of the annual dividend amount plus any additional amounts or (ii) on any other date (following the initial optional redemption date) at a redemption price (the “redemption amount”) per Series A preference share equal to $25 plus declared but unpaid dividends, if any, less the liquidation preference reduction amount, if any, plus any additional amounts and, if relevant, the redemption gross up amount.

The issuer may also redeem the Series A preference shares at the redemption amount on any date (in respect of a depositary event) or, during the period prior to the initial optional redemption date, on any of the four dividend payment dates immediately succeeding the relevant event (in respect of a tax event or capital disqualification event) if (I) a capital disqualification event has occurred and is continuing, (ii) a tax event has occurred or (iii) a depositary event has occurred. Any redemption falling on an anniversary of the issue date shall be made at a redemption price per Series A preference share equal to $25 plus dividends equal to one quarter of the annual dividend amount, plus any additional amounts.

It is the intention of the board of the issuer, as set out in its resolution establishing the terms of the Series A preference shares, is that if it effects a redemption in accordance with the provisions described above, except for a redemption effected in relation to a depositary event it will do so only on a date that would not result in the requirement to pay a redemption gross up amount.

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The issuer will not be able to redeem the Series A preference shares (I) during the period from (and including) the date of issue of the Series A preference shares to (but excluding) the date of the issuer’s Annual General Meeting of shareholders that approves its 2008 financial statements and (ii) except in relation to the issuer’s option to redeem the Series A preference shares in respect of a depositary event (which will be exercisable at any time), during the period in each year from (but excluding) the dividend payment date in March to (but excluding) the date of the issuer’s next following Annual General Meeting of shareholders which approves its annual financial statements.

The issuer may also repurchase Series A preference shares represented by Series A ADSs, in an amount per Series A preference share equal to the liquidation preference in whole, but not in part, in the same circumstances as it may effect a redemption. It may effect such mandatory repurchase on any date it could have redeemed the Series A preference shares, provided such date is a dividend payment date. Holders shall be entitled to receive the dividend payable on that dividend payment date plus any additional amounts.

Terms used but not defined herein are given the meaning assigned to them in the corresponding prospectus supplement.

Liquidation Preference Amount / Par:	$25 per preference share
Trade Date:	May [•], 2008
Settle:	June [•], 2008 (T+[•])
Format:	SEC Registered
Initial Public Offering Price:	$25 per Series A preference share
Joint Book-Running Managers:	Merrill Lynch & Co., Citi, Morgan Stanley, UBS Investment Bank
Co-Managers:	NBG International, Credit Suisse, HSBC
CUSIP/ISIN:	[•] / US[•]

(1)                                  An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such materials and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the preference shares should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

This communication is intended for the sole use of the person to whom it is provided by us. The issuer has filed a registration statement including a prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at 1-866-500-5408.

C-2

SCHEDULE D

SIGNIFICANT SUBSIDIARIES

Finansbank A. S.

United Bulgarian Bank AD

D-1

Exhibit A

FORM OF US OPINION OF ALLEN & OVERY, SPECIAL UNITED STATES COUNSEL FOR NBG

Based on the foregoing, and subject to the limitations and qualifications below, we are of the opinion that:

1.                                    The Deposit Agreement has been duly executed and delivered as a matter of New York law and constitutes a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors’ rights generally and to general principles of equity.

2.                                    Upon due issuance by the Depositary of the ADRs evidencing the ADSs being delivered as of the date hereof against the deposit of Preference Shares in respect thereof and in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered on the books of the Depositary maintained for such purpose will be entitled to the rights specified in such ADRs and in the Deposit Agreement.

3.                                    The form of certificate used to evidence the ADRs complies in all material respects with any applicable requirements of the New York Stock Exchange.

4.                                    The statements set forth in the Registration Statement and the Prospectus under the caption “Description of American Depositary Shares”, to the extent that they purport to summarize provisions of the Deposit Agreement or constitute matters of law, summaries of legal matters, legal proceedings, or legal conclusions, have been reviewed by us and are correct in all material respects.

5.                                    The discussions set forth in the Prospectus Supplement under the caption “Certain U.S. Federal and Greek Tax Consequences — U.S. Federal Income Taxation” to the extent they constitute matters of law or legal conclusions with respect thereto are fair summaries of such matters in all material respects.

6.                                    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreements or for the offering, issuance, sale or delivery of the Preferred Shares or the ADSs.

A-1

7.                                    The Issuer is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the U.S. Investment Company Act of 1940.

A-2

Exhibit B

FORM OF NEGATIVE ASSURANCE LETTER OF ALLEN & OVERY

Subject to the foregoing, we hereby advise you that (a) each document incorporated by reference in the Prospectus (except for financial statements and schedules and other financial data included therein, which we do not express any view), when they were filed with the Commission complied as to form in all material respects with the requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, (b)(i) each part of the Registration Statement, when such part became effective, (ii) the Prospectus and the Prospectus Supplement, as of their respective dates (in each case, except for financial statements and schedules and other financial data included therein, as to which we do not express any view), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission, (iii) the Registration Statement was automatically effective upon filing under the Securities Act, (iv) the required filing of the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8) and (v) any required filing of each Issuer Free Writing Prospectus  pursuant to Rule 433, has been made in the manner and within the time period required by Rule 433(d)  and (c) to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder,  and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Further, subject again to the foregoing, we hereby advise you that in connection with our work, nothing has come to our attention that leads us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information, (except for financial statements and schedules and other financial data included therein, as to which we do not express any view), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included therein, as to which we do not express any view), at the time the Prospectus was issued, at the time any amendment or supplement to the Prospectus was issued or, taken together with the Prospectus Supplement, at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition, nothing has come to our attention that leads us to believe that the documents included in the General Disclosure Package (except for financial statements and schedules and other financial data included therein, as to which we do not express any view), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

B-1

Exhibit C

FORM OF OPINION OF T J KOUTALIDIS LAW FIRM, GREEK COUNSEL FOR NBG

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	NBG has been duly organized and is validly existing as a company limited by shares (societe anonyme) under the laws of the Hellenic Republic.

2.

NBG has full corporate power and authority to own, lease and operate its properties and conduct its business, as described in the 20-F, the Registration Statement and the Prospectus, and to enter into and perform is obligations under the Agreement.

3.

The authorized, issued and outstanding capital stock of NBG is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the SPA or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of NBG have been duly authorized and validly issued and are fully paid and non-assessable, and as of 2006 none of the outstanding shares of capital stock of NBG was issued in violation of the preemptive or other similar rights of any securityholder of NBG; except as disclosed in the Registration Statement, there are no securities convertible or exchangeable for shares of NBG or warrants to subscribe or purchase shares.

4.

The Preference Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the SPA and, when issued and delivered by the Company pursuant to the SPA against payment of the consideration set forth in the SPA, will be validly issued and fully paid and non-assessable and no holder of the Preference Shares is or will be subject to personal liability by reason of being such a holder.

5.	To the best of our knowledge, the issuance of the Preference Shares is not subject to the pre-emptive or other similar rights of any securityholder of NBG.

6.	Each of the SPA and the Deposit Agreement has been duly authorized, executed and delivered by NBG.

7.

Each of the SPA and the Deposit Agreement will constitute a legally valid and binding obligation of NBG, subject to mandatory provisions of law, and the obligations arising from it are enforceable in the Hellenic Republic in accordance with Greek legal requirements and limitations (subject as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally).

8.

The form of certificate used to evidence the Preference Shares complies in all material respects with all applicable statutory requirements of the Hellenic Republic and with any applicable requirements of the Article of Association of NBG and, there are no restrictions on the voting (in the limited circumstances where such voting is provided for in the articles of NBG or the laws of Hellenic Republic) or transfer of the Preference Shares.

9.	Upon issuance, the Preference Shares will conform to the description thereof contained in the Prospectus, and will be substantially in the form filed as an Exhibit to the Registration Statement.

10.

To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which NBG is a party, or to which the property of NBG is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the SPA and the Deposit Agreement or the performance by NBG of its obligations thereunder.

11.

The statements and discussions relating to Greek law under the headings “Risk factors (concerning Greece and the Bank)”, ITEM 4 (excluding foreign and Greek subsidiaries), ITEM 6, ITEM 7 major shareholders and related party transactions, ITEM 9 (regulatory section), ITEM 10, ITEMS 14-16B and 16E in the 20-F, and “Description of Preference Shares” and “Enforcement of Civil Liabilities” in the Prospectus, and “Risk Factors”, “Certain Terms of the Series A Preference Shares” and “Certain Greek Tax Considerations in Relation to the Taxation of the Series A Preference Shares” in the Prospectus Supplement, to the extent that they constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, do not contain any untrue statement of a material legal matter or omit to state any material legal matter necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12.

No filing with or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required in the Hellenic Republic for the due authorization, execution and delivery of the SPA or the Deposit Agreement by NBG and the performance of its obligations thereunder or for the offering of the Preference Shares or ADSs, except to the extent obtained.

13.

The execution, delivery and performance of each of the SPA and the Deposit Agreement and the consummation of the transactions contemplated in each of the SPA and the Deposit Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus Supplement under the caption “Use Of Proceeds”) and compliance by NBG with its obligations under the SPA and the Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the articles of association of NBG, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over NBG or any subsidiary or any of their respective properties, assets or operations.

14.

The choice of New York law as the governing law of each of the SPA and the Deposit Agreement can legally be effected under the Greek rules on conflicts of laws on the basis and within the scope of and subject to the limitations arising out of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the “Rome Convention”).

15.

A final judgment obtained in a New York court arising out of or in relation to the obligations of NBG under the SPA or under the Deposit Agreement is legally capable of recognition in the Hellenic Republic, subject to the exequatur procedure, without re-examining the merits of the case provided the conditions laid down by the law of the Hellenic Republic for enforcement of foreign court awards in articles 323 and 904 of the Greek Civil Procedure, are satisfied, including among others that: (i)  the judgment is enforceable in New York; (ii)  the Court of the State of New York or the U.S. federal courts located therein has jurisdiction over the subject matter of the action leading to the judgment, in accordance with the Greek rules on international jurisdiction; (iii)  the defeated party was not deprived of the right to defense, save subject to an exception applicable to the citizens of the United States; (iv)  the decision is not contrary to a decision by a Greek court having a res judicata effect; and (v)  the judgment is not contrary to bonos mores or to the public order of Hellenic Republic.

16.

The indemnifications provisions contained in the SPA, which is governed by the laws of the State of New York, would not contravene the international public policy of the Hellenic Republic, provided that if judicial proceedings are initiated in the Hellenic Republic, Hellenic Republic Courts have the power to limit but not to increase the amount of payment due under any penalty or indemnity clause set forth in the claim of the relevant party who instituted such proceedings. A Hellenic Republic Court may award the amount claimed by a plaintiff provided that the plaintiff proves the liability of the defendant and as a result that the plaintiff has suffered damages or a loss corresponding to such amount. A court of the Hellenic Republic has no such powers, however, when requested to recognize and enforce a foreign judgment in the Hellenic Republic.

17.

In order to ensure the legality, validity, enforceability and admissibility into evidence of the Agreements, it is not necessary that any document be filed, recorded or registered with any public authority except that (i) a party instituting a legal suit or proceedings arising out of or relating to the Agreements before a court in the Hellenic Republic to obtain a judgment therein; would be required to prepay a judicial fee (currently at the rate of approximately zero point seven per cent (0.7%) of the amount claimed), (ii) in case of enforcement in the Hellenic Republic of such judgment, an enforcement judicial fee (currently at the rate of two and four-tenths per cent (2.4%) on the amount awarded by such court in respect of principal and interest) must be prepaid by the party instituting the enforcement proceedings, (iii) in case of enforcement in the Hellenic Republic of a judgment rendered by a court of the State of New York or a U.S. federal court located therein, the enforcement fee referred to in item (ii) above may be payable by the party instituting such proceedings in the Hellenic Republic, and (iv) various expenses for publications, bailiffs’ fees, notaries’ fees, etc., must be prepaid by the party instituting any judicial or enforcement proceedings in the Hellenic Republic or seeking the recognition and enforcement in the Hellenic Republic of a judgment rendered by a court of the State of New York or a U.S. federal court located therein.

18.	NBG is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the SPA and its assets are available for the satisfaction of its liabilities.

19.

Dividends declared and payable on the Preference Shares may, under the current laws and regulations of the Hellenic Republic, be paid by NBG to the registered holder(s) thereof that may be freely transferable out of the Hellenic Republic; such dividends are not subject to withholding or other taxes under current laws and regulations of the Hellenic Republic at the time of payment thereof by NBG and collection by the registered holders; the discussions set forth in the Registration Statement under the caption “Certain Greek Tax Considerations in Relation to the Taxation of the Series A Preference Shares” to the extent they constitute matters of law or legal conclusions with respect thereto currently applicable to the U.S. holders and the non-U.S. holders described therein (namely other than holders who are residents of the Hellenic Republic for Greek tax purposes or are carrying on a trade or business in the Hellenic Republic through a branch, agency or permanent establishment), are fair summaries of such matters in all material respects.

20.

On the assumption that any waiver by the board of directors of the Issuer of the Issuer’s right to claw-back any unduly distributed interim dividends to holders of Preference Shares, is granted following the creation of any such claw-back right, then any such waiver would be valid, binding and enforceable on the Issuer.

Based on our understanding of the applicable law and our experience gained in our practice, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the statements and discussions under the headings “Risk factors (concerning Greece and the Bank)”, ITEM 4 (excluding foreign and Greek subsidiaries), ITEM 6, ITEM 7 major shareholders and related party transactions, ITEM 9 (regulatory section), ITEM 10, ITEMS 14-16B and 16E in the 20-F “ in the 20-F, as of its date,  at the time it became effective, or “Description of Preference Shares” and “Enforcement of Civil Liabilities” in the Prospectus, as of its date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit D

FORM OF OPINION OF RENETA PETKOVA, BULGARIAN COUNSEL FOR NBG

The statements and discussions in the Annual Report under the following sections: “Information on the Company,”, “Directors, Senior Management and Employees,” and “Quantitative and Qualitative Disclosures about Market Risk – Emerging Markets Risk,”, to the extent such statements relate to Bulgarian law, summaries of legal matters, UBB’s Articles of Incorporation or other organizational instruments or legal proceedings or legal conclusions, are accurate in all material respects and do not omit any material facts necessary to make such statements not misleading.

Subject to the foregoing and based on our understanding of applicable law and our experience gained in our practice, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the statements and discussions under the sections of the Annual Report specified above (except for the financial statements, statistical information and other financial information included therein or omitted therefrom, as to which we do not express any view), as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

D-1

Exhibit E

FORM OF RELIANCE LETTER OF CMS CAMERON MCKENNA,
AFFILIATE OF RENETA PETKOVA

Our firm operates in Sofia, Bulgaria by retaining the services of qualified Bulgarian lawyers.  Only persons qualified to practice Bulgarian law may render Bulgarian legal opinions.  Accordingly, Bulgarian legal opinions rendered in connection with transactions on which we advise may be provided by one of our senior Bulgarian lawyers, Ms. Reneta Petkova.

We have reviewed the opinion of Ms. Reneta Petkova and confirm that you may rely on it, subject to such assumptions, reliance, limitations, qualifications and exceptions as are contained therein, as if it had been delivered to you by CMS Cameron McKenna.

We confirm that Ms. Petkova is covered under our firm’s professional liability insurance.

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Exhibit F

DRAFT

FORM OF OPINION OF GENERAL COUNSEL OF NBG

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof:

1.	NBG has been duly organized and is validly existing as a company limited by shares (societe anonyme) under the laws of the Hellenic Republic.

2.

NBG has full corporate power and authority to own, lease and operate its properties and conduct its business, as described in the 20-F, the Registration Statement and the Prospectus, and to enter into and perform is obligations under the Agreement.

3.

The authorized, issued and outstanding capital stock of NBG is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the SPA or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of NBG have been duly authorized and validly issued and are fully paid and non-assessable, and as of 2006 none of the outstanding shares of capital stock of NBG was issued in violation of the preemptive or other similar rights of any securityholder of NBG; except as disclosed in the Registration Statement, there are no securities convertible or exchangeable for shares of NBG or warrants to subscribe or purchase shares.

4.

The Preference Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the SPA and, when issued and delivered by the Company pursuant to the SPA against payment of the consideration set forth in the SPA, will be validly issued and fully paid and non-assessable and no holder of the Preference Shares is or will be subject to personal liability by reason of being such a holder.

5.	To the best of our knowledge, the issuance of the Preference Shares is not subject to the pre-emptive or other similar rights of any securityholder of NBG.

6.	Each of the SPA and the Deposit Agreement has been duly authorized, executed and delivered by NBG.

7.

Each of the SPA and the Deposit Agreement will constitute a legally valid and binding obligation of NBG, subject to mandatory provisions of law, and the obligations arising from it are enforceable in the Hellenic Republic in accordance with Greek legal requirements and limitations (subject as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally).

8.

The form of certificate used to evidence the Preference Shares complies in all material respects with all applicable statutory requirements of the Hellenic Republic and with any applicable requirements of the Article of Association of NBG and, there are no restrictions on the voting (in the limited circumstances where such voting is provided for in the articles of NBG or the laws of Hellenic Republic) or transfer of the Preference Shares.

9.	Upon issuance, the Preference Shares will conform to the description thereof contained in the Prospectus, and will be substantially in the form filed as an Exhibit to the Registration Statement.

10.

To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which NBG is a party, or to which the property of NBG is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the SPA and the Deposit Agreement or the performance by NBG of its obligations thereunder.

11.

The statements and discussions relating to Greek law under the headings “Risk factors (concerning Greece and the Bank)”, ITEM 4 (excluding foreign and Greek subsidiaries), ITEM 6, ITEM 7 major shareholders and related party transactions, ITEM 9 (regulatory section), ITEM 10, ITEMS 14-16B and 16E in the 20-F, and “Description of Preference Shares” and “Enforcement of Civil Liabilities” in the Prospectus, and “Risk Factors”, “Certain Terms of the Series A Preference Shares” and “Certain Greek Tax Considerations in Relation to the Taxation of the Series A Preference Shares” in the Prospectus Supplement, to the extent that they constitute matters of law, summaries of legal matters, legal proceedings or legal conclusions, do not contain any untrue statement of a material legal matter or omit to state any material legal matter necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

12.

No filing with or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required in the Hellenic Republic for the due authorization, execution and delivery of the SPA or the Deposit Agreement by NBG and the performance of its obligations thereunder or for the offering of the Preference Shares or ADSs, except to the extent obtained.

13.

The execution, delivery and performance of each of the SPA and the Deposit Agreement and the consummation of the transactions contemplated in each of the SPA and the Deposit Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus Supplement under the caption “Use Of Proceeds”) and compliance by NBG with its obligations under the SPA and the Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of the provisions of the articles of association of NBG, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over NBG or any subsidiary or any of their respective properties, assets or operations.

14.	The choice of New York law as the governing law of each of the SPA and the Deposit Agreement can legally be effected under the Greek rules on conflicts of laws on the basis and within the scope of and subject to the limitations arising out of the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the “Rome Convention”).

15.

A final judgment obtained in a New York court arising out of or in relation to the obligations of NBG under the SPA or under the Deposit Agreement is legally capable of recognition in the Hellenic Republic, subject to the exequatur procedure, without re-examining the merits of the case provided the conditions laid down by the law of the Hellenic Republic for enforcement of foreign court awards in articles 323 and 904 of the Greek Civil Procedure, are satisfied, including among others that: (i)  the judgment is enforceable in New York; (ii)  the Court of the State of New York or the U.S. federal courts located therein has jurisdiction over the subject matter of the action leading to the judgment, in accordance with the Greek rules on international jurisdiction; (iii)  the defeated party was not deprived of the right to defense, save subject to an exception applicable to the citizens of the United States; (iv)  the decision is not contrary to a decision by a Greek court having a res judicata effect; and (v)  the judgment is not contrary to bonos mores or to the public order of Hellenic Republic.

16.

The indemnifications provisions contained in the SPA, which is governed by the laws of the State of New York, would not contravene the international public policy of the Hellenic Republic, provided that if judicial proceedings are initiated in the Hellenic Republic, Hellenic Republic Courts have the power to limit but not to increase the amount of payment due under any penalty or indemnity clause set forth in the claim of the relevant party who instituted such proceedings. A Hellenic Republic Court may award the amount claimed by a plaintiff provided that the plaintiff proves the liability of the defendant and as a result that the plaintiff has suffered damages or a loss corresponding to such amount. A court of the Hellenic Republic has no such powers, however, when requested to recognize and enforce a foreign judgment in the Hellenic Republic.

17.

In order to ensure the legality, validity, enforceability and admissibility into evidence of the Agreements, it is not necessary that any document be filed, recorded or registered with any public authority except that (i) a party instituting a legal suit or proceedings arising out of or relating to the Agreements before a court in the Hellenic Republic to obtain a judgment therein; would be required to prepay a judicial fee (currently at the rate of approximately zero point seven per cent (0.7%) of the amount claimed), (ii) in case of enforcement in the Hellenic Republic of such judgment, an enforcement judicial fee (currently at the rate of two and four-tenths per cent (2.4%) on the amount awarded by such court in respect of principal and interest) must be prepaid by the party instituting the enforcement proceedings, (iii) in case of enforcement in the Hellenic Republic of a judgment rendered by a court of the State of New York or a U.S. federal court located therein, the enforcement fee referred to in item (ii) above may be payable by the party instituting such proceedings in the Hellenic Republic, and (iv) various expenses for publications, bailiffs’ fees, notaries’ fees, etc., must be prepaid by the party instituting any judicial or enforcement proceedings in the Hellenic Republic or seeking the recognition and enforcement in the Hellenic Republic of a judgment rendered by a court of the State of New York or a U.S. federal court located therein.

18.	NBG is not entitled to any immunity on the basis of sovereignty or otherwise in respect of its obligations under the SPA and its assets are available for the satisfaction of its liabilities.

19.

Dividends declared and payable on the Preference Shares may, under the current laws and regulations of the Hellenic Republic, be paid by NBG to the registered holder(s) thereof that may be freely transferable out of the Hellenic Republic; such dividends are not subject to withholding or other taxes under current laws and regulations of the Hellenic Republic at the time of payment thereof by NBG and collection by the registered holders; the discussions set forth in the Registration Statement under the caption “Certain Greek Tax Considerations in Relation to the Taxation of the Series A Preference Shares” to the extent they constitute matters of law or legal conclusions with respect thereto currently applicable to the U.S. holders and the non-U.S. holders described therein (namely other than holders who are residents of the Hellenic Republic for Greek tax purposes or are carrying on a trade or business in the Hellenic Republic through a branch, agency or permanent establishment), are fair summaries of such matters in all material respects.

20.

On the assumption that any waiver by the board of directors of the Issuer of the Issuer’s right to claw-back any unduly distributed interim dividends to holders of Preference Shares, is granted following the creation of any such claw-back right, then any such waiver would be valid, binding and enforceable on the Issuer.

Based on my understanding of the applicable law and my experience gained in my practice, I hereby advise you that my work in connection with this matter did not disclose any information that gave me reason to believe that the statements and discussions under the headings “Risk factors (concerning Greece and the Bank)”, ITEM 4 (excluding foreign and Greek subsidiaries), ITEM 6, ITEM 7 major shareholders and related party transactions, ITEM 9 (regulatory section), ITEM 10, ITEMS 14-16B and 16E in the 20-F “ in the 20-F, as of its date,  at the time it became effective, or “Description of Preference Shares” and “Enforcement of Civil Liabilities” in the Prospectus, as of its date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit G

FORM OF OPINION OF EMMET, MARVIN & MARTIN LLP,
COUNSEL FOR THE DEPOSITARY

(a) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the Deposit Agreement by NBG and further assuming that the Deposit Agreement is a valid and binding agreement of NBG, constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity;

(b) Upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Series A Preference Shares in accordance with the provisions of the Deposit Agreement (assuming such shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and not subject to further calls or contribution and (b) registered in compliance with the Securities Act of 1933, as amended, (the “Securities Act”)), such ADRs will be duly and validly issued;

(c) The ADRs issued under and in accordance with the provisions of the Deposit Agreement will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

(d) The legal entity for the issuance of ADRs filed a registration statement for the ADSs (the “ADS Registration Statement”) on Form F-6 in accordance with Rule 466 under the Securities Act and pursuant to Rule 466, the ADS Registration Statement became effective immediately upon filing, and, to our knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and the rules and regulations thereunder.

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